    As filed with the Securities and Exchange Commission on August 21, 2001.
                                              Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       SHARED TECHNOLOGIES CELLULAR, INC.
             (Exact name of registrant as specified in its charter)

       Delaware                                           06-1386411
----------------------                         ---------------------------------
(State of Incorporation)                       (IRS Employer Identification No.)

                One Talcott Plaza, Suite 501, Hartford, CT 06103
               (Address of principal executive offices) (zip code)

                       Shared Technologies Cellular, Inc.
                       1994 Stock Option Plan, as amended
                      1994 Director Option Plan, as amended
                              (Full title of Plans)

                               Anthony D. Autorino
                      Chairman and Chief Executive Officer
                       Shared Technologies Cellular, Inc.
                          One Talcott Plaza, Suite 501
                               Hartford, CT 06103
                     (Name and address of agent for service)

                                 (860) 240-7700
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                                  Proposed maximum        Proposed maximum
   Title of securities        Amount to be       offering price per      aggregate offering           Amount of
    to be registered         registered (1)           share (2)                 price             registration fee
Common Stock $.01 par
value                           3,141,667               $0.15                 $471,250                 $118.00

(1) Represents 2,975,000 additional shares of Common Stock issuable upon exercise of options granted or to be granted under the Registrant's 1994 Stock Option Plan, as amended, and 166,667 additional shares of Common Stock issuable upon exercise of options granted or to be granted under the Registrant's 1994 Director Option Plan, as amended. Such presently indeterminable number of additional shares of Common Stock are also registered hereunder as may be issued in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other similar change in Common Stock.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, on the basis of the average bid and asked prices for the Registrant's Common Stock on the National Association of Securities Dealers Inc.'s OTC Bulletin Board on August 17, 2001.


Pursuant to Rule 429 under the Securities Act of 1933, this Registration Statement also incorporates by reference and serves as Post-Effective Amendment No. 1 to Registration Statement No. 333-49573 on Form S-8, filed with respect to 525,000 shares of Common Stock issuable upon exercise of options granted or to be granted under the Registrant's 1994 Stock Option Plan, as amended, and 33,333 shares of Common Stock issuable upon exercise of options granted or to be granted under the Registrant's 1994 Director Option Plan, as amended.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 8.  EXHIBITS.

Number          Description
------          -----------
5               Legal Opinion of Brown, Rudnick, Freed & Gesmer.

23.1            Consent of Rothstein, Kass & Company, P.C.

23.2 Consent of Brown, Rudnick, Freed & Gesmer is included in their legal opinion filed as Exhibit 5 hereof.

24 Power of Attorney (included on the signature page of this Registration Statement).

99.1 Shared Technologies Cellular, Inc. 1994 Stock Option Plan, as amended, May 31, 2001.

99.2* Shared Technologies Cellular, Inc. 1994 Director Option Plan, as amended - Filed as Exhibit 10.6 to the Registrant's Annual
                Report on Form 10-K for the fiscal year ended December 31, 2000.

* Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut, on August 20, 2001.

                                     SHARED TECHNOLOGIES CELLULAR, INC.


                                     By: /s/ Anthony D. Autorino
                                         Anthony D. Autorino,
                                         Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Anthony D. Autorino and Ismael G. Pinho and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

       Signature                                    Title                             Date
/s/ Anthony D. Autorino                Chairman, Chief Executive                August 20, 2001
  Anthony D. Autorino                  Officer and Director
                                       (Principal Executive Officer)

  /s/ Ismael G. Pinho                  Vice President, Chief                    August 17, 2001
    Ismael G. Pinho                    Financial Officer, Corporate
                                       Secretary (Principal Financial
                                       and Accounting Officer)

  /s/ Thomas H. Decker                 Director                                 August 20, 2001
    Thomas H. Decker

 /s/ William A. DiBella                Director                                 August 20, 2001
   William A. DiBella

 /s/ Victor Grillo, Sr.                Director                                 August 21, 2001
   Victor Grillo, Sr.

                                       Director                                                  , 2001
----------------------------                                                    -----------------
    Christopher McCann

                                  EXHIBIT INDEX


Number                            Description
------                            -----------
5               Legal Opinion of Brown, Rudnick, Freed & Gesmer.

23.1            Consent of Rothstein, Kass & Company, P.C.

23.2 Consent of Brown, Rudnick, Freed & Gesmer is included in their legal opinion filed as Exhibit 5 hereof.

24 Power of Attorney (included on the signature page of this Registration Statement).

99.1 Shared Technologies Cellular, Inc. 1994 Stock Option Plan, as amended, dated May 31, 2001.

99.2* Shared Technologies Cellular, Inc. 1994 Director Option Plan, as amended - Filed as Exhibit 10.6 to the Registrant's Annual
                Report on Form 10-K for the fiscal year ended December 31, 2000.


* Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.